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                                                                       EXHIBIT 5

                       [Baker & Hostetler LLP Letterhead]



                                 August 23, 2004



Associated Estates Realty Corporation
5025 Swetland Court
Richmond Heights, Ohio 44143

         RE:      ASSOCIATED ESTATES REALTY CORPORATION
                  AMENDED AND RESTATED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Ladies and Gentlemen:

         We have acted as counsel to Associated Estates Realty Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 5,000,000 Common Shares, without par value (the "Common Shares"), of the Company for issuance under the Associated Estates Realty Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         We have examined: (a) the Second Amended and Restated Articles of Incorporation of the Company, (b) the Code of Regulations of the Company, (c) the Plan and (d) such other documents, records and matters of law as we have deemed necessary to render this opinion. Based solely on such examination, we are of the opinion that the Common Shares available for issuance under the Plan, when issued, delivered and paid for pursuant to the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                  Very truly yours,


                                                  /s/ Baker & Hostetler LLP